Exhibit 99.2

AMERICAN HOME BANK, NATIONAL ASSOCIATION

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

American Home Bank, National Association

Mountville, Pennsylvania

We have audited the accompanying consolidated balance sheets of American Home Bank, National Association and subsidiaries (Bank) as of December 31, 2007 and 2006 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2007. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Home Bank, National Association and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Bank changed its methods of accounting for mortgage servicing rights and loans held for sale in 2007 and its method of accounting for share-based payments in 2006. As discussed in Note 22, the 2006 and 2005 financial statements have been restated to correct an error pertaining to interest income recognition.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania

April 14, 2008

AMERICAN HOME BANK, NATIONAL ASSOCIATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
		(Restated)
Assets
Cash and due from banks	$5,702,072	$3,193,403
Short-term investments	8,633,228	16,480,679
Cash and Cash Equivalents	14,335,300	19,674,082
Investment securities available for sale	7,508,402	13,517,370
Restricted investment in bank stocks	3,445,950	1,405,550
Mortgage loans held for sale	99,034,334	21,806,286
Loans receivable, net of allowance for loan losses 2007 $1,249,193; 2006 $1,277,777	120,968,396	105,821,467
Due from mortgage investors	8,947,859	9,337,863
Bank owned life insurance	1,329,818	1,266,892
Bank premises and equipment, net	2,230,453	1,844,405
Mortgage servicing rights, net	718,275	1,098,476
Goodwill and other intangibles	1,356,972	1,361,772
Accrued interest receivable	942,339	945,454
Other assets	5,540,388	3,638,563
Total Assets	$266,358,486	$181,718,180
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Demand, non-interest bearing	$8,587,436	$9,743,807
Interest-bearing	169,770,956	143,231,851
Total Deposits	178,358,392	152,975,658
Short-term borrowings	36,250,000	—
FHLB long-term borrowings	30,500,000	9,500,000
Accrued interest payable	604,641	380,831
Other liabilities	2,283,878	1,075,446
Total Liabilities	247,996,911	163,931,935
Minority Interests	1,395,876	1,137,536
Shareholders’ Equity
Controlling interests:
Common stock, par value $1.00 per share; authorized 4,000,000 shares; issued and outstanding 2007 1,675,596 shares; 2006 1,673,878 shares	1,675,596	1,673,878
Surplus	16,135,395	16,061,046
Accumulated deficit	(884,614)	(1,138,769)
Accumulated other comprehensive income	39,322	52,554
Total Shareholders’ Equity	16,965,699	16,648,709
Total Liabilities and Shareholders’ Equity	$266,358,486	$181,718,180

See notes to consolidated financial statements.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

	2007	2006	2005
		(Restated)	(Restated)
Interest Income
Loans, including fees	$7,468,590	$7,693,066	$6,152,793
Mortgage loans held for sale	2,659,919	2,213,635	1,728,857
Securities, taxable	1,196,570	762,101	282,159
Short-term investments	674,055	527,084	397,519
Total Interest Income	11,999,134	11,195,886	8,561,328
Interest Expense
Deposits	7,676,472	6,569,054	4,054,277
Short-term borrowings	102,196	6,249	3,497
Long-term debt	697,995	391,395	238,095
Total Interest Expense	8,476,663	6,966,698	4,295,869
Net Interest Income	3,522,471	4,229,188	4,265,459
Provision for Loan Losses	200,000	325,000	130,000
Net Interest Income after Provision for Loan Losses	3,322,471	3,904,188	4,135,459
Other Income
Net revenue from sales and brokering of loans	17,588,834	16,397,796	11,357,146
Servicing and other fees	2,497,942	2,106,432	2,499,240
Gain on sale of securities	355,694	—	—
Other	62,924	55,709	53,731
Total Other Income	$20,505,394	$18,559,937	$13,910,117
Other Expenses
Salaries and employee benefits	$13,909,262	$13,138,098	$10,634,108
Occupancy	2,184,887	2,127,843	1,153,442
Furniture and equipment	653,495	709,538	581,707
Advertising, marketing and business development	1,279,959	804,077	696,978
Data processing	782,046	831,460	660,450
Professional services	1,153,260	872,521	609,222
Telephone and communications	356,789	334,130	301,207
Office supplies and postage	481,980	458,594	515,726
Outside services	361,301	425,605	254,298
Other	1,741,068	1,105,939	1,334,815
Minority interests	1,229,266	1,901,563	1,445,322
Total Other Expenses	24,133,313	22,709,368	18,187,275
Loss from Continuing Operations before Income Taxes	(305,448)	(245,243)	(141,699)
Income Tax Benefit	—	—	426,277
Income from Discontinued Operations	—	—	290,425
Net Income (Loss)	$(305,448)	$(245,243)	$575,003

See notes to consolidated financial statements.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

	Common Stock	Surplus	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance—December 31, 2004	$1,657,395	$15,852,063	$(1,468,529)	$—	$16,040,929
Common stock issued for acquisition	12,000	138,000	—	—	150,000
Issuance of common stock for directors’ fees	2,368	27,232	—	—	29,600
Comprehensive income:
Net income (restated)	—	—	575,003	—	575,003
Unrealized loss on securities available for sale	—	—	—	(8,870)	(8,870)
Total Comprehensive Income					566,133
Balance—December 31, 2005—As Restated	1,671,763	16,017,295	(893,526)	(8,870)	16,786,662
Issuance of common stock for directors’ fees	2,115	25,385	—	—	27,500
Stock option expense	—	18,366	—	—	18,366
Comprehensive income (loss):
Net loss (restated)	—	—	(245,243)	—	(245,243)
Unrealized gain on securities available for sale, net of taxes of $31,643	—	—	—	61,424	61,424
Total Comprehensive Loss					(183,819)
Balance—December 31, 2006—As Restated	1,673,878	16,061,046	(1,138,769)	52,554	16,648,709
Adjustment for adoption of SFAS 156—Accounting for Servicing of Financial Assets (See Note 1), net of taxes of $2,326	—	—	4,516	—	4,516
Adjustment for adoption of SFAS 159—Fair Value Option (See Note 1), net of taxes of $285,954	—	—	555,087	—	555,087
Adjusted Balance—January 1, 2007	$1,673,878	$16,061,046	$(579,166)	$52,554	$17,208,312
Issuance of common stock for directors’ fees	1,718	17,819	—	—	19,537
Stock option expense	—	56,530	—	—	56,530
Comprehensive income (loss):
Net loss	—	—	(305,448)	—	(305,448)
Unrealized loss on securities available for sale, net of taxes of $6,816	—	—	—	(13,232)	(13,232)
Total Comprehensive Loss					(318,680)
Balance—December 31, 2007	$1,675,596	$16,135,395	$(884,614)	$39,322	$16,965,699

See notes to consolidated financial statements.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

	2007	2006	2005
		(Restated)	(Restated)
Cash Flows from Operating Activities
Net income (loss)	$(305,448)	$(245,243)	$575,003
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Minority interests	1,229,266	1,901,563	1,445,322
Provision for loan losses	200,000	325,000	130,000
Provision for depreciation and amortization	613,226	689,259	556,225
Deferred income tax benefit	—	—	(426,277)
Net gain on sale of securities	(355,694)	—	—
Loss on sale of foreclosed real estate	—	62,979	—
Stock option expense	56,530	18,366	—
Directors’ fees paid in stock	19,537	27,500	29,600
Proceeds from sales of loans	537,922,166	543,807,717	456,947,207
Net realized and unrealized gains on sales of loans and derivatives	(15,381,547)	(13,609,033)	(12,850,668)
Loans originated for sale	(597,996,292)	(536,008,930)	(423,096,100)
Earnings on investment in life insurance	(62,924)	(55,709)	(53,731)
Net amortization of deferred costs	402,304	1,263,123	—
(Increase) decrease in assets:
Accrued interest receivable	3,115	(205,755)	(169,500)
Mortgage servicing rights	(282,078)	(335,192)	(502,498)
Due from mortgage investors	390,004	(52,529)	(2,002,091)
Other assets	(2,108,073)	(850,385)	1,831,636
Increase (decrease) in liabilities:
Accrued interest payable	223,810	133,588	55,960
Impairment reserve on joint venture	—	—	(455,958)
Other liabilities	719,935	148,483	(1,150,922)
Net Cash Provided by (Used in) Operating Activities	(74,712,163)	(2,985,198)	20,863,208
Cash Flows from Investing Activities
Securities available for sale:
Purchases	$(32,883,916)	$(11,691,454)	$(3,000,000)
Maturities, calls and principal repayments	18,873,247	1,000,000	2,500,000
Proceeds from sales	20,394,839	—	—
Net (increase) decrease in loans receivable	(16,300,002)	5,427,121	(15,574,957)
(Increase) decrease in restricted investment in bank stocks, net	(2,040,400)	(164,300)	137,350
Purchases of bank premises and equipment	(994,474)	(379,365)	(1,925,983)
Proceeds from sale of mortgage servicing rights	662,279	1,205,080	—
Proceeds from sale of foreclosed real estate	—	357,900	—
Other	—	—	(214,208)
Net Cash Used in Investing Activities	(12,288,427)	(4,245,018)	(18,077,798)
Cash Flows from Financing Activities
Net increase in deposits	25,382,734	17,088,572	2,346,408
Net increase in short-term borrowings	36,250,000	—	—
Proceeds from long-term borrowings	30,500,000	9,500,000	2,000,000
Repayment of long-term borrowings	(9,500,000)	(8,500,000)	(6,500,000)
Cash distributions to minority owners	(1,702,426)	(1,756,746)	(2,184,356)
Cash invested by minority owners	731,500	294,000	203,000
Net Cash Provided by (Used in) Financing Activities	81,661,808	16,625,826	(4,134,948)
Net Increase (Decrease) in Cash and Cash Equivalents	(5,338,782)	9,395,610	(1,349,538)
Cash and Cash Equivalents—Beginning	19,674,082	10,278,472	11,628,010
Cash and Cash Equivalents—Ending	$14,335,300	$19,674,082	$10,278,472
Supplementary Cash Flows Information
Interest paid	$8,252,853	$6,833,110	$4,239,909
Supplementary Schedule of Noncash Investing and Financing Activities
Other real estate acquired in settlement of loans	$550,769	$211,947	$71,695
Noncash consideration for acquisition	$—	$—	$150,000

See notes to consolidated financial statements.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Summary of Significant Accounting Policies

The accounting policies discussed below are followed consistently by American Home Bank, National Association and subsidiaries (“Bank”). These policies are in accordance with accounting principles generally accepted in the United States of America and conform to common practices in the mortgage banking industry.

Principles of Consolidation

The consolidated financial statements include the accounts of American Home Bank, National Association (the Bank) and its wholly-owned subsidiary, American Construction Mortgage, Inc. The consolidated statements also include majority-owned or controlled subsidiary corporations and affiliated business arrangements. The Bank operates Affiliated Business Arrangements (“AFBAs”) for mortgage originations for builder and realtor partners. The AFBAs are limited liability companies jointly owned by the Bank and the builder or realtor partner. The operations of the AFBAs are consolidated in the financial statements of the Bank. The minority ownership of the AFBA partners are shown as minority interest on the consolidated financial statements. All intercompany accounts and transactions are eliminated in the consolidation.

Nature of Operations

The Bank is a national bank, regulated by the Office of the Comptroller of the Currency, which commenced operations on August 6, 2001.

The Bank operates primarily as a mortgage bank serving the central Pennsylvania, Maryland, Virginia, Delaware and New Jersey markets with an emphasis on residential construction, permanent mortgage lending and the sale of such loans in the secondary market. Its subsidiary corporations and joint ventures operate primarily in the same markets as mortgage brokers.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the valuation of mortgage servicing rights, allowance for loan losses, potential impairment of intangible assets and investment securities, valuation of loans held for sale commitments on such loans, as well as related forward sales agreements, and the valuation allowance for deferred tax assets.

Cash Flows Information

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and short-term investments with a maturity date of three months or less. Generally, federal funds are purchased and sold for one-day periods. For 2005, cash flows from derivative instruments accounted for as fair value hedges, which are primarily forward sales commitments, are classified in net gains on sales of loans.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

Securities

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Securities available for sale are carried at fair value. Unrealized gains and losses are reported as increases or decreases in other comprehensive income. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the estimated life of the security.

Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over the estimated life of the security.

Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Restricted stock, which is carried at cost, consists of Federal Reserve Bank (“FRB”) stock, Federal Home Loan Bank (“FHLB”) stock, and Atlantic Central Bankers Bank stock. Federal law requires a member institution of the FRB and FHLB to hold stock according to predetermined formulas.

Mortgage Loans Held for Sale and Adoption of New Accounting Standards

Mortgage loans held for sale consist primarily of residential mortgages that were originated in accordance with secondary market pricing and underwriting standards.

Effective January 1, 2007, the Bank adopted SFAS No. 159 and No. 157 and elected to account for its mortgage loans held for sale at fair value, with changes in fair value reflected in the statements of operations, within net revenue from sales and brokering of loans. Management elected to adopt SFAS No. 159 for its mortgage loans held for sale portfolio to eliminate the need to comply with cumbersome requirements under SFAS No. 133 to otherwise account for these loans at fair value. SFAS No. 157 must be adopted concurrently with SFAS No. 159. The adoption of SFAS No. 159 was reflected as an adjustment to beginning accumulated deficit of $555,087. Prior to the adoption of SFAS No. 159, the mortgages were valued at the lower of cost or market, determined on an aggregate basis, with loan origination fees and direct origination costs deferred and recognized in earnings when the loans were sold. Under the lower of cost or market method, the costs of mortgage loans held for sale that had been designated in a fair value hedge were adjusted for changes in fair value.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

Mortgage Servicing Rights and Adoption of New Accounting Standards

An asset is recognized for mortgage-servicing rights (“MSRs”) acquired through purchase or origination, and prior to January 1, 2007, was carried at the lower of the capitalized amount, net of accumulated amortization, or fair value. Amounts capitalized were amortized in proportion to, and over the period of, estimated net servicing income. If mortgage loans are sold with servicing retained, the total cost of the mortgage loans is allocated to the loans and servicing rights based on their relative fair values. On January 1, 2007, the Bank adopted SFAS No. 156 and elected to account for all of its mortgage servicing rights at fair value, with changes in fair value reflected in the statement of operations. This election was made to enable the recognition of unrealized gains in MSRs as opposed to just impairment under the pre-existing standard. The adoption of SFAS No. 156 was reflected as an adjustment to beginning accumulated deficit of $4,516.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Prior to January 1, 2007, upon the sale of servicing rights, the carrying value is removed from the balance sheet and a gain or loss recognized for the excess/deficiency of the proceeds versus the carrying amount.

Derivatives and Hedging Activity

All derivative instruments are recognized on the balance sheet at fair value. The Bank records derivatives with a net positive fair value in other assets and those with a net negative fair value in other liabilities. The Bank enters into forward sales commitments for both loans and mortgage-backed securities to hedge its exposure to changes in the fair value attributable to changes in interest rates of mortgages that will be sold on the secondary market. Through December 31, 2006, such forward commitments constituted and were designated as fair value hedges upon funding of the specific loan or loans being hedged. As such, both the forward commitment and hedged loan were carried in the financial statements at fair value under SFAS No. 133. To qualify for fair value treatment under SFAS No. 133, derivative hedge contracts must meet specific effectiveness tests (i.e., over time the change in their fair values due to the designated hedge risk must be within 80 to 125 percent of the opposite change in the fair values of the hedged assets or liabilities). Changes in fair value of the derivative financial instruments must be effective at offsetting changes in the fair value of the hedged items due to the designated hedged risk during the term of the hedge. Further, if the underlying financial instrument differs from the hedged asset or liability, there must be a clear economic relationship between the prices of the two financial instruments. For an effective fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged loan attributable to the hedged risk are recorded in current period operations through net revenue from sales and brokering of loans. Ineffectiveness associated with fair value hedges was not significant for 2006 or 2005. Interest rate lock commitments on mortgage loans that are intended to be sold and related forward sales commitments are accounted for as freestanding derivatives. For freestanding derivatives, fair value hedges that no longer qualify for hedge accounting under SFAS No. 133, and any other derivative instruments, changes in the fair values are reported in current period operations through net revenue from sales and brokering of loans. Refer to Note 13 for additional information on derivatives

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

and hedging activity. In part due to the cumbersome requirements under SFAS No. 133 to qualify for hedge accounting, effective January 1, 2007, the Bank adopted SFAS No. 159 and elected to account for mortgages held for sale at fair value. Concurrent with that election, management also began designating all forward sales commitments as free-standing derivatives and continued to account for them at fair value.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses, charge-offs and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct organization costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. Past-due status is based on the contractual terms of the loan. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower that the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and commercial real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential mortgage loans for impairment disclosures. Loss factors used in computing the impairment of homogeneous pools of loans are derived from the loss experience of similar institutions as the Bank does not have historical information of its own due to its limited operating history.

Due from Mortgage Investors

Due from mortgage investors represents the fair value of mortgage loans held for sale in which the loan files have been transferred to investors. Funds due from the investors normally are received within ten days of the investor taking title of the loan file.

Bank Owned Life Insurance

The Bank invests in bank owned life insurance (“BOLI”). BOLI involves the purchasing of life insurance by the Bank on a chosen group of employees. The Bank is the owner and beneficiary of the policies. This life insurance investment is carried as an asset at the cash surrender value of the underlying policies. Income from the increase in cash surrender value of the policies is included in other income on the income statements.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the assets’ estimated useful lives.

Other Real Estate Owned

Assets acquired in settlement of mortgage loan indebtedness are recorded as other real estate owned and are included in other assets initially at the estimated fair value of the asset, establishing a new cost basis. Fair values are generally determined through independent appraisal, less estimated selling costs. Costs to maintain the assets, declines in value subsequent to foreclosure, and gains and

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

losses on sales are included in other income and other expenses. The balance of other real estate owned was $687,457 and $136,688, respectively, at December 31, 2007 and 2006.

Intangible Assets

The excess of the cost of an acquired entity over the fair value of identifiable net assets acquired is recorded as goodwill, which totaled $1,335,372 at December 31, 2007 and 2006, respectively. In accordance with SFAS No. 142, management periodically assesses whether events or changes in circumstances indicate that the carrying amount of goodwill may be impaired. Other intangibles of $21,600 and $26,400, net of accumulated amortization at December 31, 2007 and 2006, respectively, are being amortized over their 10-year estimated useful life.

Advertising Costs

The Bank follows the policy of charging the costs of advertising to expense as incurred.

Stock Based Compensation

Effective January 1, 2006, the Company adopted SFAS 123R using the modified-prospective transition method. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the statement of operations at fair value. Under the modified-prospective transition method, the Company would recognize an expense over the remaining required service period for any stock options granted prior to January 1, 2006 for the portion of those grants for which the requisite service has not yet been rendered, of which there were none. In 2005, the Bank elected to vest fully all-outstanding stock options issued to employees. Stock-based compensation expense recognized for the years ended December 31, 2007, 2006, and 2005 totaled $56,530, $18,366, and $-0-, respectively.

The following table shows the impact to 2005 net income as though share-based compensation was recorded in that period:

2005
Net income as reported	$575,003
Total stock-based compensation expense determined under fair value based method for all awards	(165,629)
Pro forma net income	$409,374

Income Taxes

Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and net operating loss carryforwards and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

Effective January 1, 2007, the Bank adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). This Interpretation requires that companies recognize in their financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The impact of adopting FIN 48 was not significant to the financial statements. The tax years subject to examination by the taxing authorities are the years ended December 31, 2003 through 2007.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded on the balance sheet when they are funded.

Reclassifications

Certain amounts in the 2006 and 2005 financial statements have been reclassified to conform to the 2007 presentation. These reclassifications had no impact on net income or loss.

New Accounting Pronouncements

FASB Statement No. 160

FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” was issued in December of 2007. This Statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of a company’s fiscal year beginning after December 15, 2008. The Bank does not expect the new pronouncement will have a material impact on its consolidated financial statements.

SAB 109

Staff Accounting Bulletin No. 109 (“SAB 109”), “Written Loan Commitments Recorded at Fair Value Through Earnings” expresses the views of the staff regarding written loan commitments that are accounted for at fair value through earnings under generally accepted accounting principles. To make the staff’s views consistent with current authoritative accounting guidance, the SAB revises and rescinds portions of SAB No. 105, “Application of Accounting Principles to Loan Commitments.” Specifically, the SAB revises the SEC staff’s views on incorporating expected net future cash flows related to loan servicing activities in the fair value measurement of a written loan commitment. The SAB retains the staff’s views on incorporating expected net future cash flows related to internally-developed intangible assets in the fair value measurement of a written loan commitment. The staff expects registrants to apply the views in Question 1 of SAB 109 on a prospective basis to derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007. The Bank does not expect SAB 109 to have a material impact on its consolidated financial statements.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Investment Securities

The amortized cost, related fair value, and unrealized gains and losses for securities are as follows at December 31, 2007 and 2006:

	2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for Sale
Government Sponsored Agency	$6,291,876	$51,083	$(16,680)	$6,326,279
Mortgage-backed security	1,156,947	25,176	—	1,182,123
	$7,448,823	$76,259	$(16,680)	$7,508,402

	2006
Available for Sale
Government Sponsored Agency	$12,000,000	$91,750	$(24,360)	$12,067,390
Mortgage-backed security	1,433,677	16,303	—	1,449,980
	$13,433,677	$108,053	$(24,360)	$13,517,370

Gross unrealized losses of $16,680 pertaining to one security and $24,360 pertaining to one security at December 31, 2007 and 2006, respectively, have been in existence for less than twelve months, and are attributable to changes in interest rates. Management considers the losses to be temporary.

Amortized cost and fair value at December 31, 2007, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay with or without penalties.

	Amortized Cost	Fair Value
1 year or less	$—	$—
Over 1 year through 5 years	—	—
Over 5 years through 10 years	2,000,000	2,001,260
Over 10 years	4,291,876	4,325,019
Mortgage backed security	1,156,947	1,182,123
	$7,448,823	$7,508,402

Gross gains of $355,694 were realized on sales of available for sale securities in 2007. No securities were sold in 2006 or 2005.

Note 3—Mortgage Servicing Rights

As stated in Note 1, the Bank accounted for mortgage servicing rights at lower of cost or fair value through December 31, 2006 and elected to account for them at fair value on January 1, 2007.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Mortgage Servicing Rights (Continued)

Activity in mortgage servicing rights for the years ended December 31, 2007, 2006, and 2005 is as follows:

	2007	2006	2005
Beginning balance, net	$1,098,476	$1,968,364	$1,465,866
Impact of adoption of SFAS No. 156	6,842	—	—
Amounts capitalized	361,402	601,026	777,615
Amortization		(325,189)	(360,292)
Sale of servicing rights	(662,279)	(1,205,080)	—
Decrease in fair value—primarily attributable to increased prepayment speeds	(86,166)	—	—
	718,275	1,039,121	1,883,189
Valuation allowance, net change	—	59,355	85,175
Ending balance, net	$718,275	$1,098,476	$1,968,364

As of December 31, 2007 and 2006, loans serviced for the benefit of others were $50,919,796 and $73,482,139, respectively. In connection with loans serviced for others, the Bank held borrower’s escrow balances of $472,185 and $513,819 at December 31, 2007 and 2006, respectively.

Note 4—Loans Receivable

The composition of net loans receivable at December 31, 2007 and 2006 is as follows:

	2007	2006
Real estate—construction	$58,639,312	$56,358,910
Residential mortgage	50,640,321	41,081,718
Consumer	646,355	1,166,161
Commercial mortgage	5,020,007	3,332,280
Commercial	7,271,594	5,160,175
	122,217,589	107,099,244
Allowance for loan losses	(1,249,193)	(1,277,777)
Net Loans	$120,968,396	$105,821,467

The above amounts are recorded net of unamortized deferred (revenue) costs of $(71,102) at December 31, 2007 and $331,202 at December 31, 2006.

The Bank had loans totaling $2,654,441 and $1,170,449 that were more than 90 days past due and in nonaccrual status at December 31, 2007 and 2006, respectively. There were no impaired loans at December 31, 2007 or 2006.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Allowance for Loan Losses

The changes in the allowance for loan losses for the years ended December 31, 2007, 2006, and 2005 are as follows:

	2007	2006	2005
Balance, beginning	$1,277,777	$1,087,333	$1,015,249
Provision for loan losses	200,000	325,000	130,000
Charge-offs	(228,584)	(134,556)	(57,916)
Balance, ending	$1,249,193	$1,277,777	$1,087,333
Percentage of allowance to outstanding loans	1.02%	1.19%	0.96%

Note 6—Bank Premises and Equipment

The components of bank premises and equipment at December 31, 2007 and 2006 are as follows:

	2007	2006
Leasehold improvements	$193,462	$193,462
Furniture, fixtures and equipment	3,832,128	3,083,153
Computer software	997,126	848,805
	5,022,716	4,125,420
Accumulated depreciation	(2,792,263)	(2,281,015)
	$2,230,453	$1,844,405

The Bank leases its premises for its banking office and space at various other locations and certain office equipment from various vendors under operating lease agreements.

Future minimum lease payments by year are as follows:

2008	$909,178
2009	890,946
2010	835,748
2011	794,340
2012	773,075
Thereafter	1,962,572
$6,165,859

Total rent expense was $1,904,753, $1,116,421, and $1,038,479 for the years ended December 31, 2007, 2006, and 2005, respectively.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7—Deposits

The components of deposits at December 31, 2007 and 2006 are as follows:

	2007	2006
Demand, non-interest bearing	$8,587,436	$9,743,807
Demand, interest bearing	1,817,045	1,946,631
Savings and money market	18,103,008	13,430,882
Time, $100,000 and over	53,165,944	33,648,126
Time, other	96,684,959	94,206,212
Total Deposits	$178,358,392	$152,975,658

At December 31, 2007, the scheduled maturities of time deposits are as follows:

2008	$138,312,184
2009	9,344,077
2010	1,369,670
2011	477,994
2012	346,978
$149,850,903

Note 8—Short-Term Borrowings

The Bank has a $3,500,000 federal funds line at PNC Bank, which is secured by U.S. Treasury or U.S. Government agency securities, against which the Bank can borrow for up to 14 days. The interest rate on this line is the daily PNC federal funds rate. The Bank also has a $2,000,000 unsecured federal funds line at Atlantic Central Bankers Bank, against which the Bank can borrow for up to 14 days. The interest rate on this line is the daily Atlantic Central Bankers Bank federal funds rate. Additionally, the Bank has an unsecured $3,500,000 line of credit agreement with Atlantic Central Bankers Bank. The interest rate on this line is the Atlantic Central Bankers Bank daily prime rate. The Bank also has a $5,000,000 unsecured federal funds line at First Tennessee Bank against which the Bank can borrow for up to 14 days. The interest rate on this line is the daily First Tennessee Bank federal funds rate. The Bank had $5,000,000 outstanding on its First Tennessee Bank federal funds line at December 31, 2007. In addition, the Bank at December 31, 2007 has a series of short-term collateralized Federal Home Loan Bank fixed rate advances totaling $31,250,000. These advances mature in January 2008 and carry a weighted average interest rate of 4.45%.

Note 9—Long-Term Debt

Long-term debt outstanding at December 31, 2007 and 2006 includes a series of collateralized Federal Home Loan Bank fixed rate advances totaling $30,500,000 and $9,500,000, respectively. These advances mature through January 2012 and carry a weighted average interest rate of 4.55% and 4.93% at December 31, 2007 and 2006, respectively. As of December 31, 2007, the Bank had an additional borrowing capacity of approximately $50,000,000 with the Federal Home Loan Bank. Borrowings from the Federal Home Loan Bank are secured by qualifying residential mortgages, investments and other

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9—Long-Term Debt (Continued)

assets. The following table summarizes the scheduled maturity periods of Federal Home Loan Bank advances as of December 31, 2007 and 2006:

	2007	2006
2007	$—	$9,500,000
2008	3,500,000	—
2010	12,000,000
2012	15,000,000	—
	$30,500,000	$9,500,000

Note 10—Comprehensive Income (Loss)

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities are reported as a separate component of the equity section of the balance sheet, such items, along with net income (loss), are components of comprehensive income (loss). Sources of comprehensive income (loss) not included in net income (loss) for the years ended December 31, 2007, 2006, and 2005 were limited to unrealized gains and losses on securities available for sale. During 2007, securities gains of $355,694 were recognized, of which approximately $65,000 had been included in other comprehensive income at December 31, 2006.

Note 11—Federal Income Taxes

The components of the net deferred tax asset at December 31, 2007 and 2006 are as follows:

	2007	2006
Deferred tax assets:
Allowance for loan losses	$417,866	$427,584
Net operating loss carryforwards	1,072,762	920,834
Depreciation	10,843	6,355
Other	128,073	64,475
	1,629,544	1,419,248
Valuation allowance	(290,411)	(75,327)
Deferred Tax Asset, Net of Valuation Allowance	1,339,133	1,343,921
Deferred tax liabilities:
Mortgage servicing rights	(244,214)	(373,482)
Loan fees	(59,180)	(198,323)
Net unrealized gain on loans and related derivatives	(872,336)	(336,942)
Other	(9,419)	(8,897)
Deferred Tax Liability	(1,185,149)	(917,644)
Net Deferred Tax Asset, Included in Other Assets	$153,984	$426,277

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

During 2005, a tax benefit of $426,277 was recognized attributable to the partial reversal of the valuation allowance. There was no tax benefit or expense recognized in 2007 and 2006 due to the need to continue to maintain a valuation allowance. At December 31, 2007 net operating low carryforwards approximate $3,155,000 and will begin to expire in the year 2022.

Note 12—Transactions with Executive Officers, Directors and Affiliated Companies

The Bank has had, and may be expected to have in the future, banking and business transactions in the ordinary course of business with its directors and officers, including members of their families and corporations, partnerships or other organizations in which they have a controlling interest (commonly referred to as related parties).

Deposits of related parties totaled $712,601 and $943,549 at December 31, 2007 and 2006, respectively. Information regarding loans to related parties is as follows:

January 1, 2007 balance	$1,395,069
New loans	2,518,635
Payments received	(658,480)
December 31, 2007 balance	$3,255,224

In addition, the Bank has entered into the following business transactions with the Directors indicated:

The Bank has retained the services of Hartman Underhill & Brubaker LLP to represent the Bank. Director Brubaker was a senior partner in Hartman Underhill & Brubaker LLP. During 2007, 2006, and 2005, fees totaling $292,476, $277,787, and $357,279, respectively, were paid to Hartman Underhill & Brubaker LLP for services rendered.

Prior to Bank formation, the Organizers planned to develop internet-based systems to facilitate the construction/permanent loan marketing and mortgage broker administration activities of the Bank. Discussions with the Office of Comptroller of the Currency (“OCC”) in November 2000 indicated that software and Internet development activities and expenses were not appropriate to be funded by the organizing entity. The Organizers and others, therefore, utilized a separate corporation, Construction Mortgage Acceptance Corporation (formerly known as First Capital Management Ltd.) (“Construction Mortgage”), to undertake these activities. This structure was acceptable to the OCC, and was incorporated as part of the final charter application by the Organizers.

The Organizers funded and performed substantial development activities regarding the technology business plan and prototyping of internet software prior to OCC Bank charter approval. These activities continued through 2001. The Bank did not incur these development expenses.

Construction Mortgage intends to continue to develop internet-based standardized construction lending management systems and procedures that may ultimately be offered to users beyond the Bank. It is believed that this structure provides the Bank with a competitive advantage with little associated cost. The Bank also benefits as the systems and procedures are structured to integrate well with the Bank’s existing systems.

Construction Mortgage has developed several web sites directed at homeowners, builders and mortgage brokers that provide educational and home planning tools focused on the homebuilding process, including educational information on the financing of new home construction by

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12—Transactions with Executive Officers, Directors and Affiliated Companies (Continued)

homeowners. During 2007, 2006, and 2005, the Bank paid Construction Mortgage $12,000 per year to utilize these sites to attract customers, builders and mortgage brokers to inquire of the Bank’s products and services. The sites are also used to distribute marketing materials and text documents to mortgage brokers.

Construction Mortgage is owned by the Directors of the Bank, as well as other individuals who are not Directors of the Bank. Services are purchased on a month-to-month basis. There are no retainers or long-term contracts in place.

One of Construction Mortgage’s web sites is intended to generate leads for construction mortgages. The Real Estate Settlement Procedures Act (“RESPA”) prohibits the payment of fees or other consideration for the referral of mortgage loan customers. The payments made by the Bank to Construction Mortgage will not be predicated on the referral of mortgage customers or the origination of mortgage loans. The fees for this web site will essentially represent advertising and marketing expenses of the Bank, and the Bank will bear the risk of such advertising and marketing effectiveness, in accordance with RESPA.

Note 13—Financial Derivatives and Commitments

Financial Derivatives—Interest Rate Risk Management

The Bank, as part of its traditional real estate lending activities, originates fixed-rate 1-4 unit residential loans for sale in the secondary market. At the time of origination, management identifies loans that are expected to be sold in the near future. These warehoused loans have been classified as mortgage loans held for sale in the consolidated balance sheet. These loans expose the Bank to variability in their fair value due to changes in interest rates. If interest rates increase, the value of the loans decreases. Conversely, if interest rates decrease, the value of the loans increases.

The Bank enters into rate lock commitments to extend credit to borrowers at a specified interest rate upon the ultimate funding of the loan. These rate lock commitments are generally 30 days for a permanent loan and can range up to 360 days for a construction loan. Unfunded loans for which commitments have been entered into are called “pipeline loans.” Some of these rate lock commitments will ultimately expire without being completed. To the extent that a loan is ultimately granted and the borrower ultimately accepts the terms of the loan, these rate lock commitments expose the Bank to variability in their fair value due to changes in interest rates. If interest rates increase, the value of these rate lock commitments decreases. Conversely, if interest rates decreases, the value of these rate lock commitments increases.

Loan commitments related to the origination of mortgage loans that will be held for sale must be accounted for as derivative instruments. Such commitments, along with any related fees received from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in net revenue from sales and brokering of loans.

To mitigate the effect of this interest rate risk on both the held for sale loans and interest rate lock commitments, the Bank enters into offsetting derivative contracts, primarily forward loan sale commitments.

The forward loan sales commitments lock in the price for the sale of specific loans or loans to be funded under specific interest rate lock commitments or for a generic group of loans with similar characteristics. These commitments outstanding at December 31, 2007 mature at various dates through

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13—Financial Derivatives and Commitments (Continued)

March 18, 2008. Mandatory forward sales commitments are agreements to sell a certain notional amount of loans at a specified future time period at a specified price. The Bank incurs a penalty for failure to follow through with the commitment. Best efforts forward sales commitments also result in direct or indirect financial penalties for failure to follow through if the related loans close. The notional amount of forward loan sales commitments hedging warehouse loans and interest rate lock commitments, as well as interest rate lock commitments themselves, and their fair values are summarized as follows at December 31, 2007 and 2006. The fair values of all of these items are recorded on the balance sheet within other assets and other liabilities as these items are financial derivatives. Notional amounts are not reflected in the consolidated financial statements but represent the dollar amounts of loans that are subject to potential sale under the forward sales commitments or the potential loan amounts to be funded under the interest rate lock commitments. Refer to Note 20 for additional information pertaining to fair value.

	December 31, 2007		December 31, 2006
	Notional Amount	Fair Value	Notional Amount	Fair Value
Mandatory forward sales commitments	$63,883,414	$(200,215)	$17,741,092	$10,899
Best efforts forward sales commitments	112,549,460	(36,116)	34,235,964	378,313
Interest rate lock commitments	68,598,455	1,136,055	32,721,379	577,546

Commitments

During the ordinary course of business, the Bank sells mortgage loans and indemnifies the purchaser for breaches of representations and warranties. Additionally, the Bank is liable to reimburse certain investors for profits pertaining to loans that payoff within 180 days of sale or to repurchase loans that go into early payment default as defined in the individual agreements with investors. The recorded liability for such indemnifications was $39,890 and $25,000 at December 31, 2007 and 2006, respectively. Losses recognized were $194,959, $285,584, and $143,651 for the years ended December 31, 2007, 2006, and 2005, respectively.

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and to a lesser extent, standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13—Financial Derivatives and Commitments (Continued)

At December 31, 2007 and 2006, the following financial instruments were outstanding whose contract amounts represent credit risk:

	2007	2006
Commitments to grant mortgage loans	$43,575,868	$16,112,122
Unfunded commitments under lines of credit	11,361,846	11,248,949
Unfunded construction loans	38,845,795	34,048,575
Standby letters of credit	1,643,859	1,045,810
	$95,427,368	$62,455,456

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held typically consists of residential real estate.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and similar transactions. The terms of the letters of credit vary and may have renewal features. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary. Management believes that the proceeds obtained through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The current amount of the liability as of December 31, 2007 and 2006, for guarantees under standby letters of credit issued is not material.

The Corporation has not been required to perform on any financial guarantees, and has not incurred any losses on its commitments, during the past two years.

Note 14—Concentrations of Credit Risk

The Bank grants loans, which are intended to be held until maturity or payoff, primarily to individuals and small businesses located in central Pennsylvania. The concentration of credit by type of loan is set forth in Note 4. The debtors’ ability to honor their contracts is influenced by the region’s economy.

As a result of using derivative instruments, the Bank has potential exposure to credit loss in the event of nonperformance by the counterparties. The Bank manages this credit risk by selecting only well established, financially strong counterparties, spreading the credit risk among different counterparties, and by placing contractual limits on the amount of unsecured credit risk from any one counterparty. The Bank’s exposure to credit risk in the event of default by a counterparty to interest rate lock commitments and forward sales commitments is the total fair value of all such commitments with a positive fair value which is recorded on the balance sheet as an other asset and was $1,171,236 at December 31, 2007 and $636,856 at December 31, 2006.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14—Concentrations of Credit Risk (Continued)

From time to time, cash balances with other institutions can exceed federally insured limits. The Bank manages this risk by selecting only well-established, financially sound institutions to have correspondent relationships with.

Note 15—Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of the Comptroller of the Currency (OCC). Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets and of Tier 1 capital to assets. Management believes, as of December 31, 2007, that the Bank meets all capital adequacy requirements to which it is subject and is considered well capitalized at December 31, 2007 and 2006.

A comparison of the Bank’s actual capital amounts to the regulatory requirements at December 31, 2007 and 2006 is presented below:

	Actual		For Capital Adequacy Purposes			“Well Capitalized” Requirements
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollars in Thousands)
As of December 31, 2007:
Total capital (to risk-weighted assets)	$16,550	10.6%	$ >	12,544	> 8.0%	$ >	15,681	>	10.0%
Tier 1 capital (to risk-weighted assets)	15,302	9.8	>	6,272	> 4.0	>	9,408	>	6.0
Tier 1 capital (to average assets)	15,302	6.6	>	9,240	> 4.0	>	11,550	>	5.0
As of December 31, 2006:
Total capital (to risk-weighted assets)	$16,136	14.7%	$ >	8,783	> 8.0%	$ >	10,978	>	10.0%
Tier 1 capital (to risk-weighted assets)	14,858	13.5	>	4,391	> 4.0	>	6,587	>	6.0
Tier 1 capital (to average assets)	14,858	8.1	>	7,355	> 4.0	>	9,193	>	5.0

The Bank is subject to certain restrictions on the amount of dividends it may declare due to regulatory considerations. A national bank is required to obtain the approval of the OCC if the total of all dividends declared in any calendar year exceeds the Bank’s net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Benefit Plan

During 2002, the Bank implemented a 401(k) qualified retirement plan that covers substantially all employees. Under the Plan, employees can contribute a percentage of gross salary ranging from 1% to the maximum amount permitted by the Internal Revenue Service. The Bank may make a discretionary contribution annually. Expense recognized related to the Plan in 2007, 2006, and 2005 was $202,985, $178,057, and $140,093, respectively.

Note 17—Shareholders’ Equity

During 2007 and 2006, no stock was sold or issued as contingent consideration for previous years acquisitions. In 2005, the Bank issued 12,000 shares of common stock at $12.50 per share as contingent consideration for a previous year’s acquisition.

Note 18—Stock Grants, Warrants and Stock Option Plans

The Bank issued stock purchase warrants in connection with its initial public offering, giving certain organizers the right to purchase a total of 212,000 shares of common stock at the initial offering price of $10 per share. These warrants were granted in consideration of the risks undertaken by the organizers, are exercisable in full and will expire July 2011.

At the election of non-employee directors, remuneration for meetings attended may be paid in common stock or cash. In 2007, 2006, and 2005, 1,718 shares, 2,115 shares, and 2,368 shares, respectively, were issued to directors in lieu of cash, resulting in expense recognition of $19,537, $27,500, and $29,600 for 2007, 2006, and 2005, respectively.

Under the 2001 Stock Option Incentive Plan (the Plan), employees, directors, consultants and advisors are eligible to receive options to purchase shares of common stock at the fair market value on the date the option is granted. Shares that may be issued under the Stock Option Plan shall not exceed in the aggregate 260,000 shares. Unless otherwise authorized by the Board of Directors, each grant shall vest over a three-year period and will expire no later than ten years from the date of the grant.

The weighted average grant-date fair value of options granted in 2007, 2006, and 2005 was $4.23, $4.28, and $3.17, respectively. The fair value of the options awarded under the option plan is estimated on the date of grant using the Black-Scholes valuation model, which is dependent upon certain assumptions as presented below:

	2007	2006	2005
Expected life (in years)	7	7	7
Risk-free interest rate	4.96%	5.05%	4.22%
Expected volatility	15.00%	15.00%	—%
Expected dividend yield	—%	—%	—%

The expected life of the options was estimated using the average vesting period of the options granted and represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is the U.S. Treasury rate commensurate with the expected life of the options on the grant date. Volatility for 2005 was based on the minimum value method. Volatility of the Bank’s stock price for 2007 and 2006 was based on implied volatility of similar, publicly traded institutions. Dividend yield was based on historical dividends divided by the average market price for that period.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Stock Grants, Warrants and Stock Option Plans (Continued)

Information regarding the Company’s stock option plan as of December 31, 2007 is as follows:

	Shares	Weighted Average Price	Weighted Average Remaining Life
Options outstanding, beginning of year	175,500	$11.24	6.05
Options granted	33,000	13.00	9.54
Options forfeited	(3,000)	12.83	8.19
Options outstanding, end of year	205,500	$11.50	5.87
Options exercisable, end of year	155,164	$11.01	4.91
Option price range at end of year	$10.00 - $13.00

As of December 31, 2007, there was $173,102 of total unrecognized compensation cost related to non-vested options granted under the plan. This cost is expected to be recognized over a weighted average period of 2.3 years.

No options were exercised during the years ended December 31, 2007, 2006, and 2005. The aggregate intrinsic value of the stock has been minimal.

Note 19—Legal Contingencies

In the normal course of business, the Bank is subject to pending and threatened legal actions, some for which the relief or damages sought are significant. During 2007, the Bank recognized expense of $162,500 pertaining to the probable settlement of one particular claim. After reviewing any other pending and threatened actions with counsel, management believes that the outcome of any other potential legal contingencies will not have a material adverse effect on the results of operations or shareholders’ equity.

Note 20—Fair Value of Financial Instruments

FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 20—Fair Value of Financial Instruments (Continued)

The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

Cash and Short-Term Investments

The carrying amounts reported in the balance sheet for cash and short-term investments approximate their fair value at the reporting date.

Investment Securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

For the restricted investment in bank stock, the carrying amount approximates its fair value.

Mortgage Loans Held for Sale

The value of mortgage loans held for sale is based primarily on investor quotes.

Loans

For variable-rate and adjustable-rate loans that reprice frequently and show no significant change in credit risk, fair values are based on carrying values. For fixed-rate loans, fair values are estimated using discounted cash flows, at interest rates currently offered for loans with similar terms to borrowers of similar credit quality.

Interest Receivable and Payable

The carrying amounts for interest receivable and payable approximate their fair value at the balance sheet date.

Due from Mortgage Investors

The carrying amount of due from mortgage investors approximates its fair value at the balance sheet date.

Mortgage Servicing Rights

To determine the fair value of MSRs, the Bank uses an independent third party to estimate the present value of estimated future net servicing income. This valuation method incorporates assumptions that market participants would use in estimating future net servicing income, which include estimates of the cost to service, the discount rate, custodial earnings rate, an inflation rate, ancillary income, prepayment speeds, and default rates and losses. The fair value of servicing rights was determined using discount rates ranging from 8.0% to 10.0%, prepayment speeds ranging from 101.0% to 371.0%, depending on the stratification of the specific right, and a weighted average default rate of 1.5%.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 20—Fair Value of Financial Instruments (Continued)

Derivative Instruments

The fair values of interest rate lock commitments and forward sales commitments are estimated using a process similar to mortgage loans held for sale. Loan commitments and best efforts commitments are assigned a probability that the related loan will be funded and the commitment exercised which impacts the value. The Bank relies on recent historical “pull-through” percentages in establishing probability.

Deposits

The fair value of demand, savings and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed rate certificates of deposit is estimated by discounting the future cash flows, using rates offered for deposits of similar remaining maturities at the reporting date.

Short-Term Borrowings

The carrying amounts of short-term borrowings approximate their fair value.

Long-Term Debt

The fair value of long-term debt is estimated by discounting the future cash flows using rates available for debt of similar remaining maturities at the reporting date.

Off-Balance Sheet Instruments

The fair value of off-balance sheet instruments, such as commitments to extend credit that are not recognized as derivatives on the balance sheet, is based on fees currently charged to enter into similar agreements and is not material.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 20—Fair Value of Financial Instruments (Continued)

An analysis of financial instruments as of December 31, 2007 and 2006 is as follows:

	2007		2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks	$5,702,072	$5,702,072	$3,193,403	$3,193,403
Short-term investments	8,633,228	8,633,228	16,480,679	16,480,679
Securities available for sale	7,508,402	7,508,402	13,517,370	13,517,370
Restricted investment in bank stocks	3,445,950	3,445,950	1,405,550	1,405,550
Mortgage loans held for sale	99,034,334	99,034,334	21,806,286	21,806,286
Loans receivable, net	120,968,396	121,034,423	105,821,467	104,849,164
Accrued interest receivable	942,339	942,339	945,454	945,454
Due from mortgage investors	8,947,859	8,947,859	9,337,863	9,337,863
Mortgage servicing rights	718,275	718,275	1,098,476	1,105,318
Derivative instruments	1,136,055	1,136,055	966,758	966,758
Financial liabilities:
Deposits	178,358,392	178,754,975	152,975,658	152,871,526
Short-term borrowings	36,250,000	36,250,000	—	—
Long-term debt	30,500,000	30,392,916	9,500,000	9,495,455
Accrued interest payable	604,641	604,641	380,831	380,831
Derivative instruments	236,331	236,331	—	—
Off-balance sheet instruments	—	—	—	—

On January 1, 2007, the Bank adopted FASB Statement No. 157, “Fair Value Measurements.” SFAS No. 157 establishes a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring assets and liabilities at fair value. The three broad levels defined by the SFAS No. 157 hierarchy are as follows:

Level I—Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level III—Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 20—Fair Value of Financial Instruments (Continued)

The following table summarizes the valuation of assets and liabilities measured at fair value on a recurring basis, by the above SFAS No. 157 pricing observability levels as of December 31, 2007.

Description	Total	Level I	Level II	Level III
Assets
Investment securities available for sale	$7,508,402	$—	$7,508,402	$—
Mortgage loans held for sale	99,034,334	—	99,034,334	—
Mortgage servicing rights	718,275	—	—	718,275
Interest rate lock commitments	1,136,055	—	—	1,136,055
		—
Liabilities
Mandatory forward sales commitments	200,215	—	200,215	—
Best efforts forward sales commitments	36,116	—	—	36,116

The aggregate unpaid principal balance of mortgage loans held for sale is $96,647,532 at December 31, 2007.

Activity in fair value measurements using significant unobservable inputs (Level III) is as follows for the year ended December 31, 2007:

	Interest Rate Lock Commitments	Best Efforts Forward Sales Commitments
Balance—Beginning	$577,546	$378,313
Net realized/unrealized gain (loss)	558,509	(414,429)
Balance—Ending	$1,136,055	$(36,116)

Refer to Note 3 for activity in mortgage servicing rights.

Estimated gains or losses included in the consolidated statement of operations for 2007 attributable to changes in instrument-specific credit risk were insignificant. Interest is measured on the accrual basis and is reflected in interest income on the statement of operations.

Effective January 1, 2007, the Bank also elected to adopt SFAS No. 159 and account for mortgage loans held for sale at fair value.

The following table shows the impact of the adoption of SFAS No. 157 and No. 159 at January 1, 2007:

	January 1, 2007 (Carrying Value) prior to Adoption	Cumulative- effect Adjustment to Beginning Accumulated Deficit	January 1, 2007 Fair Value (Carrying Value) after Adoption
Mortgage loans held for sale	$21,806,286	$841,041	$22,647,327
Deferred tax liability		(285,954)
		$555,087

AMERICAN HOME BANK, NATIONAL ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21—Acquisitions and Joint Venture Activity

During 2007, 2006, and 2005, the Bank acquired controlling interests in several joint ventures. The results from these acquisitions represented approximately 45% of the Bank’s loan originations in 2007, 2006, and 2005.

Note 22—Restatement

The accompanying financial statements for 2006 and 2005 have been restated to correct errors related to interest income recognition. The effect of the restatement was to increase the net loss and decrease interest income for 2006 by $145,732 and to decrease net income and decrease interest income for 2005 by $87,737.

Note 23—Discontinued Operations

On January 17, 2005, the Operating Committee of Ameribanq Mortgage Group, LLC unanimously approved a plan of liquidation for the Company. The liquidation was completed on September 30, 2006. In conjunction with this liquidation, the Bank recorded an impairment loss of $475,000 in 2004. Actual costs of $455,958 were applied against the impairment reserve in 2005.

The Bank has determined that joint ventures with realtors, though profitable, do not meet its long-term strategic goals and, therefore, acted to terminate these relationships.

On October 31, 2005, the Operating Committee of Associated Capital Mortgage, LLC unanimously approved a plan in which American Home Bank, National Association would sell its membership interest to the remaining member, Devonshire Group, LLC. This sale/purchase agreement was consummated on December 31, 2005.

On November 4, 2005, the Operating Committee of Forino Home Mortgage, LLC, a joint venture of Homesale Mortgage, LLC, unanimously approved a plan of liquidation for the Company. Operational activities were concluded on September 30, 2005, and liquidation proceedings were completed October 18, 2006.

On November 7, 2005, the Operating Committee of Homesale Mortgage, LLC unanimously approved a plan of liquidation for the Company. Operational activities were concluded on July 31, 2005, and liquidation proceedings were completed October 31, 2006.

Following is a summary of the income and expense of the Corporation’s discontinued operations for the year ended December 31, 2005:

2005
Interest expense	$(307)
Other income	3,206,522
Other expense	(2,915,790)
$290,425